UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

                                                                FORM 8-K

                                                                  CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

March 18, 2005

Universal Flirts Corp.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation)	333-117718 (Commission File Number)	20-1198142 (IRS Employer ID No.)

142 Mineola Avenue

Suite 2-D

Roslyn Heights, New York 11577

(Address of Principal Executive Offices)(Zip Code)

(516) 359-5619

(Registrant's Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

7.01.	Regulation FD Disclosure

The Company has entered into a letter of intent to acquire one hundred percent (100%) of the ownership interest of United First International Limited for the issuance of shares of the Company's common stock to the United First International Limited shares. Consummation of the transaction is subject to the satisfaction of certain conditions including the execution of definitive agreements and the completion of due diligence. No assurance can be given that this acquisition will be consummated. Pursuant to the terms of the letter of intent the Company has authorized a 4-1 forward split of its common stock with a record date of March 28, 2005 and a payable date of March 31, 2005.

United First International Limited is a high-tech telecom company engaged in digital circuit design, software development, research had development and design of handset integration technology. The company has its own mobile after-sale service department, a national comprehensive customer service and support network.

9.01	Financial Statements and Exhibits
(c)	Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned hereunto duly authorized.

Universal Flirts Corp.

By:   /s/    Darrell Lerner

Darrell Lerner
President

Date:	March 21, 2005